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                                                                   Exhibit 10.18

                                 Schedule 2.1
                                    to the
                      Deferred Compensation and Benefits
                                Trust Agreement

             Benefit Plans and Other Arrangements Subject to Trust


  (1) Sunoco, Inc. Executive Retirement Plan ("SERP");

  (2) Sunoco, Inc. Deferred Compensation Plan;

  (3) Sunoco, Inc. Pension Restoration Plan;

  (4) Sunoco, Inc. Savings Restoration Plan;

  (5) Sunoco, Inc. Special Executive Severance Plan;

  (6) The funding of the Sunoco, Inc. Special Employee Severance Plan necessary to provide full benefits in accordance with the terms of such Plan to only those employees then in grades 11 through 13; and

  (7) The entire funding for all the Indemnification Agreements with the executives set forth below shall be Five Million Dollars ($5,000,000) in the aggregate:

      (a)   John G. Drosdick       (h)    Joel S. Maness
      (b)   Michael H. R. Dingus   (i)    Michael J. McGoldrick
      (c)   Bruce G. Fischer       (j)    Ann C. Mule
      (d)   Deborah M. Fretz       (k)    Paul A. Mulholland
      (e)   Thomas W. Hofmann      (l)    Rolf D. Naku
      (f)   Joseph P. Krott        (m)    Robert W. Owens
      (g)   Michael S. Kuritzkes   (n)    Charles K. Valutas